EXHIBIT 10.30

JOINT DISBURSEMENT INSTRUCTIONS
FOR CLOSING:  July 6, 2005

The undersigned do hereby:

1.

Acknowledge the execution of the Amended and Restated Promissory Note dated June 21, 2005, and amended on July 6, 2005 (“Promissory Note”) between CORD BLOOD AMERICA, INC., a Florida corporation (the “Company”) and Cornell Capital Partners, LP (“Cornell”), in the amount of $600,000, of which $475,000 has previously been funded and the remaining $125,000 shall be funded on July 6, 2005 in accordance with the Promissory Note.

2.

Represent that all conditions precedent to Third Closing of the Promissory Note have been satisfied or waived; and direct that David Gonzalez, Esq. disburse the gross proceeds of the offering at the joint direction of the undersigned as follows:

To be disbursed via wire transfer in immediately available U.S. funds, payable to the following parties:

Gross Proceeds:	From Cornell Capital Partners, LP	$125,000

Less Fees:	To Yorkville Advisors Management, LLC
	Commitment Fee (7.5% of $125,000)	($9,375)
		($9,375)

	To Tedder, James, Worden & Associates, P.A.	($44,550.34)

Net Proceeds:	Payable to the Company	$71,074.66

[SIGNATURE PAGE TO FOLLOW]

Cord Blood America, Inc.	Cornell Capital Partners, LP

By: Yorkville Advisors, LLC
Its: General Partner

By:	By:
Name: Matthew L. Schissler	Name: Mark Angelo
Its: Chairman and CEO	Its: Portfolio Manager